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                                                                      EXHIBIT 23







                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Nos. 33-22205, 33-22206 and 33-80310) on Form S-8 of Peoples Heritage Financial Group, Inc. of our report dated January 18, 1996, with respect to the consolidated financial statements of Bank of New Hampshire Corporation as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Current Report (Form 8-K) of Peoples Heritage Financial Group, Inc.



                                                              Ernst & Young LLP

Manchester, New Hampshire
April 3, 1996